    As filed with the Securities and Exchange Commission on December 1, 1998
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                           NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                           84-1234845
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                        7400 EAST ORCHARD ROAD, SUITE 230
                            ENGLEWOOD, COLORADO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                             CENTURY ANALYSIS, INC.
                           1996 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                           ---------------------------
                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
                                 (303) 694-3933
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ---------------------------
                                   Copies to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF

TITLE OF SECURITIES          AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
 TO BE REGISTERED             REGISTERED     PER SHARE (3)         PRICE               FEE
-----------------------------------------------------------------------------------------------
Reserved under the Century
Analysis, Inc. 1996 Equity
Incentive Plan. Common Stock,
$.0001 par value (1)(2)       51,475 shares     $ 13.17          $ 677,925.75        $ 188.46



TOTAL:                        51,475 shares     $ 13.17          $ 677,925.75        $ 188.46

===============================================================================================

(1) Pursuant to a Share Acquisition Agreement dated as of September 30, 1998 (the "Agreement"), among the Registrant, Century Analysis, Inc. ("CAI") and the shareholders of CAI, the Registrant assumed all of the outstanding options to purchase common stock of CAI under its 1996 Equity Incentive Plan (the "CAI Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each CAI Assumed Option to reflect the ratio at which the common stock of CAI was converted into common stock of the Registrant under the Agreement.

(2) Includes associated rights to purchase shares of Series A Preferred Stock, par value $0.0001 per share, of the Registrant.

(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.

                            NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 filed pursuant to the Exchange Act;

         3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1997, filed pursuant to Section 12(g) of the Exchange Act which was declared effective on June 17, 1997, including any amendment or report filed for the purpose of updating such description;

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 1998, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 17, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

         5. The Registrant's Current Report on Form 8-K, dated June 12, 1998, filed with the Commission pursuant to the Exchange Act on June 26, 1998;

         6. The Registrant's Current Report on Form 8-K, dated August 5, 1998, filed with the Commission pursuant to the Exchange Act on August 14, 1998, as amended by Form 8-K/A dated August 5, 1998, filed with the Commission pursuant to the Exchange Act on August 17, 1998;

         7. The Registrant's Current Report on Form 8-K, dated September 30, 1998, filed with the Commission pursuant to the Exchange Act on October 14, 1998.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain, and the Company's Amended and Restated Certificate of Incorporation does contain, a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividend or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law. The Company believes that the indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnifications will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


        Exhibit
         Number                   Description of Document


          4.1 Specimen stock certificate representing the Common Stock of the Company (which is incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form
                   S-1 (File No. 333-20189)).

          4.2 Amended and Restated Bylaws of Registrant, as amended through February 2, 1998 (which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

          4.3      Amended and Restated Certificate of Incorporation of
                   Registrant, as amended through May 21, 1997 (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

          4.4      Preferred Shares Rights Agreement dated as of August
                   5, 1998, between New Era of Networks, Inc. and
                   BankBoston, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights thereto as Exhibits A, B and C, respectively (all of which are incorporated herein by reference to Exhibit 1 to the Registrant's
                   Registration Statement on Form 8-A/A filed August 17,
                   1998).


          4.5      Century Analysis Inc. 1996 Equity Incentive Plan.

          4.6      Form of Notice of Exercise.

          4.7      Form of Century Analysis Inc. Incentive Stock Option Agreement.

          5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation, as to legality of securities being registered.

         23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

         23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation (included in Exhibit 5.1).

         24.1      Powers of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.

          (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 1, 1998.


                        NEW ERA OF NETWORKS, INC..


                        By: /s/ LEONARD M.GOLDSTEIN
                           ---------------------------------------------------
                           Leonard M. Goldstein
                           Senior Vice President, Senior Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:

          SIGNATURES                                     TITLE                                  DATE

  /s/ GEORGE F. ADAM, JR.                Chairman of the Board, President, Chief          November 25, 1998
-------------------------------          Executive Officer, and Director
      George F. Adam, Jr.

  /s/ LEONARD M. GOLDSTEIN               Senior Vice President, Senior Counsel            November 23, 1998
-------------------------------
      Leonard M. Goldstein

  /s/ STEPHEN E. WEBB                    Senior Vice President and Chief Financial        November 25, 1998
-------------------------------          Officer
      Stephen E. Webb

  /s/ JAMES C. PARKS                     Vice President of Finance and Controller         November 23, 1998
-------------------------------
      James C. Parks

  /s/ HAROLD A. PISKIEL                  Executive Vice President, Chief Technical        November 23, 1998
-------------------------------          Officer and Director
      Harold A. Piskiel

  /s/ STEVE LAZARUS                      Director                                         November 23, 1998
-------------------------------
      Steve Lazarus

  /s/ MARK L. GORDON                     Director                                         November 24, 1998
-------------------------------
      Mark L. Gordon

                                         Director
-------------------------------
      James Reep

  /s/ ELISABETH W. IRELAND               Director                                         November 23, 1998
-------------------------------
      Elisabeth W. Ireland

  /s/ PATRICK J. FORTUNE                 Director                                         November 24, 1998
-------------------------------
      Patrick J. Fortune

                                         Director
-------------------------------
      Joseph E. Kasputys

Index to Exhibits
-----------------

Exhibit
Number                            Description of Document


 4.1 Specimen stock certificate representing the Common Stock of the Company (which is incorporated herein by reference to Exhibit
                 4.1 to Registrant's Registration Statement on Form S-1 (File
                 No. 333-20189)).

 4.2 Amended and Restated Bylaws of Registrant, as amended through February 2, 1998 (which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

 4.3             Amended and Restated Certificate of Incorporation of
                 Registrant, as amended through May 21, 1997 (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

 4.4 Preferred Shares Rights Agreement dated as of August 5, 1998, between New Era of Networks, Inc. and BankBoston, N.A., including the Certificate of Designation, the form of Rights
                 Certificate and the Summary of Rights thereto as Exhibits A, B and C, respectively (all of which is incorporated herein by reference to Exhibit 1 to the Registrant's Registration
                 Statement on Form 8-A/A filed August 17, 1998).

 4.5             Century Analysis Inc. 1996 Equity Incentive Plan.

 4.6             Form of Notice of Exercise.

 4.7             Form of Century Analysis Inc. Incentive Stock Option Agreement.

 5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation, as to legality of securities being registered.

23.1             Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2             Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (included in Exhibit 5.1).

24.1             Powers of Attorney (see page 6).